ETHOS ENVIRONMENTAL, INC.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is entered into as of January 30, 2007 by and among Ethos Environmental, Inc., a Nevada corporation (the “Company”), National Advisors, Inc., a California corporation (“National”), the National Advisors, Inc. 401(k) Profit Sharing Plan (the “Plan”), the Suncoast Financial Mortgage Corporation Pension and Profit Sharing Plan (“Suncoast”), Scott, Andy, Mark, Inc., a California corporation (“SAM”) and Jon P. Rodrigue, as the nominee for himself, and certain of the Holders and others (“Rodrigue”) (National, the Plan, Suncoast, SAM and Rodrigue are each referred to in this Agreement as a “Holder” and collectively as the “Holders”).

WHEREAS, the Company entered into a Registration Rights Agreement as of January 30, 2006 with ESSEL Enterprises, LLC (“ESSEL”), and Jon P. Rodrigue as the nominee for himself, Sheila G. Lipin, Patrick C. Shea, David Malcolm and Bud Chase (“Rodrigue”); and

WHEREAS, ESSEL and Sheila Lipin assigned their interests under that January 30, 2006 Registration Rights Agreement to National and the Plan, and Patrick C. Shea assigned his interest under that agreement to SAM; and

WHEREAS, certain of the Holders hold a warrant to purchase 1,900,000 shares of the Company’s common stock (the “Warrant”); and

WHEREAS, Rodrigue as a nominee of certain of the Holders and others holds an option to purchase one million shares of common stock of the Company under an Option granted to it by Neus Leben Stiftung (the “SO Agreement”) in connection with the loan of $4,750,000 to the Company; and

WHEREAS, certain of the Holders have certain rights to acquire additional shares of the Company’s common stock under an Investor Rights Agreement with the Company and certain of its shareholders (the “Rights Agreement”); and

WHEREAS, the January 30, 2006 Registration Rights Agreement provides that the Company and the holders of not less than two-thirds (2/3’s) of the Registrable Shares (as defined in that agreement) can enter into an amendment of that agreement which shall be binding upon all of the parties thereto and the Holders hold not less than two thirds of the Registrable Shares (as defined in that agreement);

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Holders hereby agree that the January 30, 2006 registration Rights Agreement shall be amended and restated in its entirety by this Agreement, which shall provide as follows:

1.  Definitions. As used herein:

(a)  The term “Holder” means any person owning or having the right to acquire Registrable Shares or any assignee thereof in accordance with Section 2(k) hereof.

(b)  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(c)  For the purposes hereof, the term “Registrable Shares” means and includes (i) the shares of common stock of the Company issued or issuable under the Warrant, (ii) the shares of common stock of the Company transferred or transferable to Rodrigue upon his exercise of his option rights under the SO Agreement, (iii) any shares of common stock of the Company issued or issuable to Rodrigue under the Rights Agreement and (iv) other security which is issued as a result of a stock split, dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i), (ii) or (iii) above, excluding in all cases, however, any Registrable Shares sold by a person in a transaction in which his or her rights under Section 2 are not assigned.

(d)  The term “Ownership Percentage” means and includes, with respect to each Holder of Registrable Shares requesting inclusion of Registrable Shares in an offering pursuant to this Agreement, the number of Registrable Shares held by such Holder divided by the aggregate of (i) all Registrable Shares held by all Holders requesting registration in such offering and (ii) the total number of all other securities entitled to registration pursuant to any agreement with the Company approved by the Board of Directors and held by others participating in the underwriting.

(e)  The term “Securities Act” means the Securities Act of 1933, as amended.

(f)  The term “Public Offering” means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of securities to the general public for the account of the Company.

2.  Registration Rights.

(a)  “Piggy Back” Registration. If at any time the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) any of its common stock held by a Holder (other than a registration relating solely to the sale of securities to participants in a Company employee benefits plan, a registration on any form which does not include substantially the same information (except as to the selling Holders) as would be required to be included in a registration statement covering the sale of the Registrable Shares or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered), it shall send to each Holder written notice of such determination and, if within twenty (20) days after receipt of such notice, such Holder shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Shares that such Holder requests to be registered. If any Holder disapproves of the terms of any underwriting referred to in this section, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Notwithstanding the foregoing, if, in connection with any offering involving an underwriting of common stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of common stock included in any such registration statement because, in such underwriter’s judgment, such limitation is necessary based on market conditions: (a) if the registration statement is for the Initial Public Offering of the Company’s securities, the Company may exclude, to the extent so advised by the underwriters, the Registrable Shares from the underwriting; provided, however, that if the underwriters do not entirely exclude the Registrable Shares from such Initial Public Offering, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, an amount of Registrable Shares equal to the product of (i) the number of Registrable Shares that remain available for registration after the underwriter’s cut back and (ii) such Holder’s Ownership Percentage, as that term is defined in Section 1(d); and (b) if the registration statement is not for the Initial Public Offering of the Company’s securities, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, an amount of Registrable Shares equal to the product of (i) the number of Registrable Shares that remain available for registration after the underwriter’s cut back and (ii) such Holder’s Ownership Percentage, as that term is defined in Section 1(d); provided, however, that the aggregate value of Registrable Shares to be included in such registration may not be so reduced to less than twenty percent (20%) of the total value of all securities included in such registration. If any Holder disapproves of the terms of any underwriting referred to in this section, he may elect to withdraw therefrom by written notice to the Company and the underwriter. No incidental right under this Section 2(a) shall be construed to limit any registration required under Section 2(b).

(b)  Registration on Form S-3. This provision is applicable once the Company commences a Public Offering. Thereupon, in case the Company shall receive from one or more Holder or Holders of at least twenty percent (20%) of the Registrable Shares a written request or requests that the Company effect a registration on Form S-3 (or any similar form promulgated by the Securities and Exchange Commission) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(i)  within ten (10) days of the receipt after such notice give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(ii)  as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2(b): (1) if Form S-3 or a similar form is not available for such offering by the Holders; (2) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2(b); provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (3) if the Holders are otherwise eligible to sell all of their Registrable Shares within a 90 day period under Rule 144 of the Securities Act; (4) if such Form S-3 Registration covers an offering of less than $500,000 of Registrable Shares, or (5) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2(b); (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (7) the Company has already effected three (3) registrations on Form S-3 for the Holders pursuant to this Section 2(b).

(iii)  Subject to the foregoing, the Company shall file a registration statement covering the Registrable Shares and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c)  Effectiveness.

(i)  The Company shall use its reasonable best efforts to maintain the effectiveness for up to nine (9) months of any registration statement it files pursuant to which any of the Registrable Shares are being offered; provided, however, that: (i) such nine-month period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock (or other securities) of the Company and (ii) in the case of any registration of Registrable Shares on Form S-3 or any similar form which are intended to be offered on a continuous or delayed basis, such nine-month period shall be extended, if necessary, to keep the registration statement effective until the earlier to occur of (A) twenty-four (24) months following the effectiveness of the registration statement, or (B) the date that all such Registrable Shares are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis.

(ii)  The Company will from time to time amend or supplement such registration statement it files and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

(d)  Indemnification.

(i)  Indemnification of Holders. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each Holder and each underwriter of the Registrable Shares so registered (including any broker or dealer through which such shares may be sold) and each person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company); (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 2(d)(i) will not apply where such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by any Holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such Holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of such Holder, underwriter or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the Company shall pay, as incurred, the fees and expenses of such separate counsel. The Company shall not be liable to indemnify any person under this Section 2(d)(i) for any settlement of any such action effected without the Company’s consent (which consent shall not be unreasonably withheld). The Company shall not, except with the approval of each party being indemnified under this Section 2(d)(i) (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

(ii)  Indemnification of Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, each Holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through which any of such shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder, expressly for use therein; provided, however, that such Holder’s obligations hereunder shall be limited to an amount equal to the proceeds to such Holder of the Registrable Shares sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Shares, the Company will notify such Holder of Registrable Shares in writing of the commencement thereof, and such Holder of Registrable Shares shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its officers or directors or any underwriter or controlling person by counsel retained by or on the behalf of such Holder would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case such Holder shall pay, as incurred, the fees and expenses of such separate counsel. Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify any Holder of Registrable Shares pursuant to Section 2(d), the Company shall have the right to assume the defense of such action, subject to the right of such Holders to participate therein as permitted by Section 2(d). Such Holder shall not be liable to indemnify any person for any settlement of any such action effected without such Holder’s consent (which consent shall not be unreasonably withheld). Such Holder shall not, except with the approval of the Company (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

(e)  Contribution. If the indemnification provided for in Section 2(d) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(f)  Exchange Act Registration. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities Exchange Commission (the “SEC”) that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(i)  make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(ii)  take such reasonable action, including the voluntary registration of its common stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 or a similar form for the sale of their Registrable Shares, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(iii)  file on a timely basis with the Securities and Exchange Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company’s common stock; and

(iv)  furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Securities and Exchange Commission, and (iii) any other reports and documents that a Holder may reasonably request in order to avail itself of any rule or regulation of the Securities and Exchange Commission allowing a Holder to sell any such Registrable Shares without registration.

(g)  Further Obligations of the Company. Whenever the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

(i)  Furnish to each selling Holder such copies of each preliminary and final prospectus and any other documents that such Holder may reasonably request to facilitate the public offering of its Registrable Shares;

(ii)  Use its reasonable best efforts to register or qualify the Registrable Shares to be registered pursuant to this Agreement under the applicable securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

(iii)  Notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(iv)  Use its reasonable best efforts to cause all such Registrable Shares registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(v)  Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration;

(vi)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(vii)  Furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section 2, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters:

(1)  an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares; and

(2)  “comfort” letters signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ “comfort” letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities, but only if and to the extent that the Company is required to deliver or cause the delivery of such opinion or “comfort” letters to the underwriters in an underwritten public offering of securities;

(viii)  Permit each selling Holder or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them, subject to appropriate confidentiality restrictions; and

(ix)  Furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the Securities and Exchange Commission in connection with any such offering unless confidential treatment of such information has been requested of the Securities and Exchange Commission.

(h)  Obligations of the Holders. In connection with the registration of the Registrable Shares, the Holders shall have the following obligations:

(i)  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Shares of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of the Registrable Shares held by it, as shall be reasonably required to effect the registration of such Registrable Shares and shall execute such documents in connection with such registration as the Company may reasonably request. At least twenty (20) days prior to the first anticipated filing date of the registration statement, the Company shall notify each Holder of the information the Company requires from each such Holder (the “Requested Information”) if such Holder has any Registrable Shares included in the registration statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from a Holder (a “Non-Responsive Holder”), then the Company may file the registration statement without including Registrable Shares of such Non-Responsive Holder;

(ii)  Each Holder, by such Holder’s acceptance of the Registrable Shares, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the registration statement hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Shares from the registration statement; and

(iii)  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(g)(iii), above, such Holder will immediately discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such Holder’s receipt of copies of the supplemented or amended prospectus and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice; provided that such Holder may retain one copy of each such prospectus for its files.

(i)  Expenses. In the case of a registration under Sections 2(a) or 2(b), the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and “blue sky” fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of more than one counsel for the Holders in connection with the registration of their Registrable Shares, which in no event shall exceed a reasonable fee, (ii) any portion of the underwriter’s commissions or discounts attributable to the Registrable Shares being offered and sold by the Holders of Registrable Shares, or (iii) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited.

(j)  Transfer of Registration Rights. The registration rights of a Holder of Registrable Shares under this Agreement may be transferred as set forth below (provided (1) the transferee is bound by the terms of this Agreement and (2) the Company is given written notice prior to such transfer) to: (i) any partner or affiliate of a Holder; (ii) in the case of an individual, any member of the immediate family of such individual or to any trust for the benefit of the individual or any such family member or members; or (iii) any other transferee which receives the lesser of (A) at least 50,000 Registrable Shares, or (B) all of the Registrable Shares held by the Holder.

(k)  No Superior Rights. The Company hereby warrants and represents to Essel that there are no other registration rights outstanding granted by the Company to any person or entity. Furthermore, the Company will not grant registration rights to any person or entity that are superior to the rights granted hereunder without first obtaining the prior written consent of the Holders of a majority of the Registrable Shares. In the event that the Company grants rights superior to the rights granted hereunder after obtaining such written consent, any superior rights granted to other persons or entities shall apply to the Holders and shall be deemed to be incorporated into this Agreement. The Company may grant subordinate and piggy-back registration rights to the rights granted hereunder without any such consent.

(l)  Market Stand-Off Agreement. Provided that all Holders are treated equally and all officers and directors of the Company are also so bound, no Holder shall, to the extent requested by any managing underwriter of the Company, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Shares during a period (the “Stand-Off Period”) (i) 180 days following the effective date of a registration statement of the Company’s Initial Public Offering filed under the Securities Act, and (ii) 120 days following the effective date of a registration statement of any secondary offering of the Company under the Securities Act, (or in each case such shorter period as the Company or managing underwriter may authorize), and except in each case, for securities sold as part of the offering covered by such registration statement in accordance with the provisions of this Agreement. In order to enforce the foregoing covenant, the Company may impose stock transfer restrictions with respect to the Registrable Shares of each Holder until the end of the Stand-Off Period. Notwithstanding the foregoing, the obligations described in this Section 2(l) shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

(m)  Termination of Registration Rights. The obligations of the Company to register any Holder’s Registrable Shares pursuant to this Section 2 shall terminate five (5) years after the Company’s Initial Public Offering with aggregate proceeds of at least $20 million at a public offering price of at least ten dollars per share or, with respect to any Holder, at such time as all of the Registrable Securities of such Holder may be sold within a three month period under Securities and Exchange Commission Rule 144.

3.  Assignability. Subject to the provisions of Section 2(j), this Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties hereto.

4.  Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California; provided, however, that if any California law or laws require or permit the application of the laws of any other jurisdiction to this Agreement, such California law or laws shall be disregarded with the effect that the remaining laws of the State of California shall nonetheless apply.

5.  Amendment. Any modification, amendment, or waiver of this Agreement or any provision hereof, either retroactively or prospectively, shall be in writing and executed by the Company and the Holders of not less than two-thirds (2/3’s) of the Registrable Shares which shall be binding upon all of the parties hereto; provided however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Shares without the consent of the record or beneficial holders of no less than seventy-five percent (75%) of the Registrable Shares.

6.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.  Notice. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight courier service, or personally delivered to a representative of the receiving party, or sent by telecopy. Notices shall mailed, sent, delivered, addressed as follows or to such other address as a party may designate by proper notice hereunder:

If to any Holder:	National Advisors, Inc. 3712 Riviera Drive San Diego, CA 92109 Attn: Mr. Dennis Schmucker Facsimile: (619) 531-0969

with a copy to:	Greenberg Traurig LLP 650 Town Center Drive, 17th Floor Costa Mesa, California 92626 Attn: John j. Giovannone, Esq. Facsimile: (714) 708-6501

If to the Company:	Ethos Environmental, Inc. 6800 Gateway Park San Diego, California 92154 Attn: Mr. Enrique de Vilmorin Facsimile (619) 575-9300

with a copy to:	Law Offices of Lawrence H. Davidson 537 Newport Center Drive, Suite 537 Newport Beach, Californai 92660 Attn: Lawrence H. Davidson, Esq. Facsimile: (949) 500-6275

with a copy to:	SteadyLaw Group LLP 501 W. Broadway, Suite 800 San Diego, California 92101 Attn: Luis Carrillo, Esq. Facsimile: (619)-330-1888

Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first business day after deposit with an overnight courier service, or (c) on the third business day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Essel or the Company, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party’s telecopy number and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

8.  Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties; and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.  Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior agreements and understandings between the parties as to the subject matter of this Agreement. Accordingly, this Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

10.  Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

“COMPANY” ETHOS ENVIRONMENTAL, INC. By: Its:
“NATIONAL” NATIONAL ADVISORS, INC. By: Its:
Jon P. Rodrigue, as nominee